Exhibit 99.1

News Release

Contact:	Seth Van Voorhees
Vice President and Chief Financial Officer
702-735-2200

For Immediate Release

AMERICAN PACIFIC SIGNS AGREEMENT TO ACQUIRE
AEROJET FINE CHEMICALS

Las Vegas, NV, July 13, 2005 – American Pacific Corporation (NASDAQ: APFC) announced today that it has agreed to acquire the assets of Aerojet Fine Chemicals (“AFC”), a subsidiary of GenCorp Inc., (NYSE: GY) for cash and other consideration in the amount of approximately $119 million and the assumption of certain liabilities. The transaction will be financed primarily with commercial bank loans and the issuance of a seller note. The agreement is subject to customary closing conditions and regulatory approvals and is expected to close in the early fall of 2005.

AFC is a leading manufacturer of active pharmaceutical ingredients and registered intermediates for commercial customers in the pharmaceutical industry. In fiscal 2004, AFC reported sales of approximately $66 million.

AFC offers specialized engineering capabilities which include energetic chemistry, high-containment facilities and the first commercial-scale simulated moving bed in the U.S. used for chiral separation of pharmaceutical ingredients. AFC employs FDA Good Manufacturing Practices and its core products are FDA approved.

“AFC is a perfect fit for our company,” said John R. Gibson, CEO of American Pacific. “It is an attractive, profitable business that complements our existing specialty chemical and energetic product portfolio. This acquisition provides us with a strong presence in fast growing pharmaceutical markets where we can provide customers with value added products and services.”

About American Pacific Corporation:

American Pacific is a specialty chemical company that produces (i) energetic products used primarily in space flight and defense systems, automotive airbag safety systems and explosives, (ii) Halotron, a clean fire extinguishing agent and (iii) water treatment equipment. In 2004 it acquired the former Atlantic Research Corporation liquid in-space propulsion business. Ampac-ISP, as it is now known, is a leading supplier of commercial and military propulsion products and the world’s largest producer of bipropellant thrusters. Additional information about American Pacific can be obtained by visiting the Companies’ web sites at www.apfc.com.

Risk Factors/Forward Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. Such forward-looking statements include, but are not limited to any expected benefits and the financial performance of the acquisition including, without limitation, the anticipated profitability of the acquired business, synergies between the acquired business and American Pacific’s existing product portfolio, and future expected growth in the market for active pharmaceutical ingredients and registered intermediates for commercial customers in the pharmaceutical industry. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. Risks and uncertainties that could cause actual results to differ materially from such forward-looking statements include, but are not limited to, the risks that (a) the acquired business will not be effectively integrated, that such integration will be more costly or time-consuming than expected, or the acquired business will not achieve expected financial results or synergies or otherwise perform as expected, (b) the products and technology of the acquired business will not perform as expected, and (c) those risks discussed from time to time in reports filed by American Pacific with the Securities and Exchange Commission. The forward-looking statements contained in this news release are made as of the date hereof and American Pacific assumes no obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

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